Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Program; the Registration Statement (Form S-8 No. 333-34191) pertaining to the Vencor, Inc. 1987 Stock Plan for Non-Employee Directors; the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan; the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors; the Registration Statement (Form S-3 No. 333-65642) pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-107951) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan; the Registration Statement (Form S-3 No. 333-126021) pertaining to the common stock of Ventas, Inc.; the Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan; the Registration Statement (Form S-3 No. 333-133115) pertaining to securities of Ventas, Inc. and subsidiaries; the Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors; and the Registration Statement (Form S-3 No. 333-141605) pertaining to the common stock of Ventas, Inc., of our report dated February 27, 2008 (except for Notes 6, 14, 19, and 20, as to which the date is November 19, 2008) with respect to the consolidated financial statements and schedule of Ventas, Inc. and our report dated February 27, 2008 with respect to the effectiveness of internal control over financial reporting of Ventas, Inc.

/s/ Ernst & Young LLP

Chicago, Illinois

November 19, 2008